Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-145845 June 4, 2009

Performance Securities with Partial Protection

Linked to a Currency Basket

Strategic Alternatives to Direct Investing

Barclays Bank PLC $[•] Securities Linked to a Currency Basket due December 29, 2011

Investment Description

Performance Securities Linked to a Currency Basket (the “Securities”) provide potentially enhanced returns based on the positive performance of a basket composed of five currencies (the “Basket”) relative to the U.S. dollar (USD). The Basket includes the euro (EUR), the British pound (GBP), the Australian dollar (AUD), the Canadian dollar (CAD) and the Swiss franc (CHF). The Securities are not subject to a maximum gain and, accordingly, any return at maturity will be determined by the appreciation of the Basket. If the Basket Return is positive, at maturity, you will receive your principal, plus an additional payment based on the Basket Return, multiplied by a Participation Rate. If the Basket Return is between 0 and -10% (inclusive), at maturity you will receive your principal. If the Basket Return is below -10%, at maturity you will lose 1% (or a fraction thereof) of your principal or every 1% (or a fraction thereof) that the Basket Return is below -10%. Accordingly, if the Basket declines by more than 10% over the term of the Notes, you may lose up to 90% of your principal. The partial protection feature only applies at maturity. Any payment on the Securities, including any partial protection feature, is subject to the creditworthiness of the Issuer.

Features

❑	Growth Potential: The Securities provide the potential for enhanced returns linked to the appreciation of the Basket relative to the USD, with 1-for-1 downside exposure.

❑

Partial Protection Feature: If you hold the Securities to maturity, your investment will be protected from the first 10% decline in the Basket, subject to the creditworthiness of Barclays Bank PLC, and will have 1-for-1 downside exposure to any negative basket returns below 10%.

Key Dates[1]

Trade Date:	June 25, 2009
Settlement Date:	June 30, 2009
Final Valuation Date[2]:	December 23, 2011
Maturity Date[2]:	December 29, 2011
CUSIP:	06740C360
ISIN:	US06740C3604

[1]

Expected. In the event we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the Securities remains the same.

[2]

Subject to postponement in the event of a market disruption event as described under “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” and “Reference Assets—Currency Exchange Rates—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.

Security Offering

We are offering Performance Securities with Partial Protection Linked to a Currency Basket. The Securities are not subject to a predetermined maximum gain and, accordingly, any return at maturity will be determined by the appreciation of the Basket relative to the USD. The Securities are offered at a minimum investment of $1,000.

See “Additional Information about Barclays Bank PLC and the Securities” on page FWP-2 of this free writing prospectus. The Securities will have the terms specified in the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009 and this free writing prospectus. See “Key Risks” on page FWP-7 of this free writing prospectus and “Risk Factors” beginning on page S-5 of prospectus supplement for risks related to investing in the Securities.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Underwriting Discount	Proceeds to Barclays Bank PLC
Per Security	$10.00	$0.225	$9.775
Total	$[•]	$[•]	$[•]

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this free writing prospectus together with the prospectus dated February 10, 2009, as supplemented by the prospectus supplement dated February 10, 2009 relating to our Medium-Term Securities, Series A, of which these Securities are a part. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated February 10, 2009:

http://idea.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

♦	Prospectus supplement dated February 10, 2009:

http://idea.sec.gov/Archives/edgar/data/312070/000119312509023309/d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Performance Securities with Partial Protection linked to a Currency Basket that are offered hereby, unless the context otherwise requires.

Investor Suitability

The Securities may be suitable for you if:

♦	You seek an investment with exposure to the currencies of the Eurozone, U.K., Australia, Canada and Switzerland relative to the U.S. dollar.

♦	You believe the currencies in the Basket will appreciate relative to the U.S. dollar over the term of the Securities.

♦	You are willing to risk losing up to 90% of your initial investment.

♦	You are willing to invest in the Securities based on a range for the Participation Rate of [100%-120%] (the actual Participation Rate will be determined on the Trade Date).

♦	You do not seek current income from this investment.

♦	You are willing to hold the Securities to maturity and are not seeking an investment for which there will be an active secondary market.

♦	You are comfortable with the creditworthiness of Barclays Bank PLC, as issuer of the Securities.

The Securities may not be suitable for you if:

♦	You do not seek an investment with exposure of the currencies of the Eurozone, U.K., Australia, Canada and Switzerland relative to the U.S. dollar.

♦	You do not believe the currencies in the Basket will appreciate relative to the U.S. dollar over the term of the Securities.

♦	You are unable or unwilling to hold the Securities to maturity.

♦	You seek an investment that is 100% principal protected.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

♦	You seek current income from your investments.

♦	You are not willing or are unable to assume the credit risk associated with Barclays Bank PLC, as issuer of the Securities.

♦	You seek an investment for which there will be an active secondary market.

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Indicative Terms[1]

Issuer:	Barclays Bank PLC (Rated: AA-/Aa3)[2]
Issue Price:	$10 per Security
Term:	2.5 years
Basket[3]	The euro (EUR), the British pound (GBP), the Australian dollar (AUD), the Canadian dollar (CAD) and the Swiss franc (CHF) (each a “Basket Currency” and collectively the “Basket Currencies”).

Basket Currency Weighting	For each Basket Currency as set forth below:
	EURUSD Spot Rate	20%
	GBPUSD Spot Rate	20%
	AUDUSD Spot Rate	20%
	USDCAD Spot Rate	20%
	USDCHF Spot Rate	20%

Participation Rate:	[100% - 120%] (the actual Participation Rate will be determined on the Trade Date).
Payment at Maturity (per $10):

If the Basket Return is positive, you will receive a cash payment, for each Security, equal to:

$10 + [$10 x Participation Rate x

Basket Return]

If the Basket Return is between 0% and -10%, you will receive 100% of your principal.

If the Basket Return less than -10%, you will lose 1% (or a fraction thereof) of your principal for every 1% (or a fraction thereof) that the Basket Return is below -10%.

Accordingly, if the Basket Return has declined by more than 10% over the term of the Securities, you may lose up to 90% of your principal.

Protection Percentage[4]:	10%.
Basket Return:	Basket Ending Level – Basket Starting Level Basket Starting Level
Basket Starting Level	Set to 100 on the Trade Date.
Basket Ending Level:	The closing level of the Basket on the Final Valuation Date, equal to 100 x (1 plus the sum of the Weighted Currency Returns).
Weighted Currency Return:	For each Basket Currency: Currency Return x Basket Currency Weighting.
Currency Return for EURUSD, GBPUSD and AUDUSD:	For each Basket Currency: Final Spot Rate – Initial Spot Rate Initial Spot Rate
Currency Return for USDCAD and USDCHF	For each Basket Currency: Initial Spot Rate – Final Spot Rate Final Spot Rate

Initial Spot Rate:	For each Basket Currency, the Reference Exchange Rate for that Basket Currency determined by the Calculation Agent on the Trade Date, as set forth below:
	EURUSD	[•]
	GBPUSD	[•]
	AUDUSD	[•]
	USDCAD	[•]
	USDCHF	[•]

Final Spot Rate:	For each Basket Currency, the Reference Exchange Rate for that Basket Currency determined by the Calculation Agent on the Final Valuation Date.
Reference Exchange Rate:	For each Basket Currency, the rate described under the relevant clause under “Reference Assets—Currency Exchange Rates” in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC

Determining Payment at Maturity

[1]	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
[2]

The Securities are expected to carry the same rating as the Medium-Term Note Program, Series A, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa3 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Securities are linked) and (2) is not a recommendation to buy, sell or hold securities.

[3]

For a description of adjustments that may affect the reference asset, see “Reference Assets—Currency Exchange Rates—Adjustments Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket” in the prospectus supplement.

[4]	Partial Principal protection is provided by Barclays Bank PLC and, therefore, is dependent on the ability of Barclays Bank PLC to satisfy its obligations when they come due.

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How will your Payment at Maturity be calculated?

Your Payment at Maturity will depend on the Basket Ending Level relative to the Basket Starting Level.

♦	If the Basket Ending Level is less than or equal to the Basket Starting Level of 100, you will receive $10 for each $10 principal amount of your Notes.

♦	If the Basket Ending Level is more than the Basket Starting Level, the following steps are necessary to calculate your Payment at Maturity:

Step 1: Calculate the Currency Return for each of the Basket Currencies.

The EUR Currency Return is the difference between the EURUSD Spot Rate on the Final Valuation Date (the “EURUSD Final Spot Rate”) relative to the EURUSD Initial Spot Rate, expressed as a percentage and calculated as follows:

EUR Currency Return =	EURUSD Final Spot Rate – EURUSD Initial Spot Rate
EURUSD Initial Spot Rate

An increase in the value of the euro relative to the U.S. dollar is expressed as an increase in the EURUSD Spot Rate.

The GBP Currency Return is the difference between the GBPUSD Spot Rate on the Final Valuation Date (the “GBPUSD Final Spot Rate”) relative to the GBPUSD Initial Spot Rate, expressed as a percentage calculated as follows:

GBP Currency Return =	GBPUSD Final Spot Rate – GBPUSD Initial Spot Rate
GBPUSD Initial Spot Rate

An increase in the value of the British pound relative to the U.S. dollar is expressed as an increase in the GBPUSD Spot Rate.

The AUD Currency Return is the difference between the AUDUSD Spot Rate on the Final Valuation Date (the “AUDUSD Final Spot Rate”) relative to the AUDUSD Initial Spot Rate, expressed as a percentage calculated as follows:

AUD Currency Return =	AUDUSD Final Spot Rate – AUDUSD Initial Spot Rate
AUDUSD Initial Spot Rate

An increase in the value of the Australian dollar relative to the U.S. dollar is expressed as an increase in the AUDUSD Spot Rate.

The CAD Currency Return is the difference between the USDCAD Spot Rate on the Final Valuation Date (the “USDCAD Final Spot Rate”) relative to the USDCAD Initial Spot Rate, expressed as a percentage calculated as follows:

CAD Currency Return =	USDCAD Initial Spot Rate – USDCAD Final Spot Rate
USDCAD Final Spot Rate

An increase in the value of the Canadian dollar relative to the U.S. dollar is expressed as a decrease in the USDCAD Spot Rate.

The CHF Currency Return is the difference between the USDCHF Spot Rate on the Final Valuation Date (the “USDCHF Final Spot Rate”) relative to the USDCHF Initial Spot Rate, expressed as a percentage calculated as follows:

CHF Currency Return =	USDCHF Initial Spot Rate – USDCHF Final Spot Rate
USDCHF Final Spot Rate

An increase in the value of the Swiss franc relative to the U.S. dollar is expressed as a decrease in the USDCHF Spot Rate.

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level will be calculated as follows:

100 x (1 + (20% x EUR Currency Return) + (20% x GBP Currency Return) + (20% x AUD Currency Return) + (20% x

CAD Currency Return) + (20% x CHF Currency Return)

Step 3: Calculate the Basket Return.

The Basket Return will be calculated as follows:

Basket Ending Level – Basket Starting Level

Basket Starting Level

Step 4: Calculate the Payment at Maturity

■	If the Basket Return is positive, you will receive a cash payment, for each Security, equal to:

$10 + [$10 x Participation Rate x Basket Return]

■	If the Basket Return is between 0% and -10%, you will receive 100% of your principal.

■	If the Basket Return less than -10%, you will lose 1% (or a fraction thereof) of your principal for every 1% (or a fraction thereof) that the Basket Return is below -10%.

Scenario Analysis and Examples at Maturity

The following scenario analyses and examples assume a Participation Rate of 110% (the midpoint of the range) and the return on the investment graph assumes a range of hypothetical Basket Returns from +100% to -100%.

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Scenario Analysis and Examples at Maturity

The following scenario analyses and examples assume a Participation Rate of 110% (the midpoint of the range) and the return on the investment graph assumes a range of hypothetical Basket Returns from +100% to -100%.

Example 1—The level of the Basket increases by 10% from an Basket Starting Level of 100 to a Basket Ending Level of 110.

Because the Basket Ending Level of 110 is greater than the Basket Starting Level of 100, the investor receives a payment at maturity of $11.10 per $10.00 Security principal amount, representing a total return of 11.00% on the Securities.

$10 + ($10 x Basket Return x Participation Rate)

$10.00 + [$10.00 x (10% x 110%)] = $11.10

Example 2—The level of the Basket decreases by 10% from an Basket Starting Level of 100 to an Basket Ending Level of 90.

Because the Basket Ending Level of 90 is less that the Index Starting Level of 100 and the Basket Return is equal to -10%, which is within the principal protection range of 0% and -10%, the investor receives a payment at maturity of $10 per $10 principal amount of Securities.

Example 3: The level of the Basket decreases by 30% from a Basket Starting Level of 100 to a Basket Ending Level of 70.

Because the Basket Ending Level of 70 is less than the Basket Starting Level of 100 and the Basket Return is -30%, which is outside the principal protection range of 0% and -10%, the investor receives a payment at maturity of $4.00 per $10.00 Security principal amount, representing a total return of -60% on the Securities.

$10 + [$10 (Basket Return + 10%)]

$10 + [$10 (-30% + 10%) = $8.00

Accordingly, if the Basket declines by more than 10% over the term of the Securities, you may lose up to 90% of your principal.

What are the tax consequences of the Securities?

Some of the tax consequences of your investment in the Securities are summarized below. The discussion below supplements and modifies the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. To the extent that the discussion below is inconsistent with the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement, the discussion below supersedes the discussion in the prospectus supplement. As described in the prospectus supplement, this section applies to you only if you hold your Securities as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement.

The United States federal income tax consequences of your investment in the Securities are uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described below. Pursuant to the terms of the Securities, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid cash-settled forward contract with respect to the Basket. If your Securities are so treated, you should generally recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss will generally be exchange gain or loss to the extent such gain or loss is attributable to changes in the value of the Basket. If you are an initial purchaser and hold your Securities until maturity, all such gain or loss you recognize with respect to your Securities will generally be exchange gain or loss. Gain or loss that is not attributable to changes in the value of the Basket should generally be capital gain or loss.

Exchange gain or loss will generally be treated as U.S. source ordinary income or loss. However, we believe it would be reasonable to take the position that you are permitted to elect to treat the gain or loss that you recognize with respect to your Securities as capital gain or loss. More specifically a taxpayer may elect to treat the gain or loss from a “forward

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contract” with respect to foreign currency as capital gain or loss. We believe that it would be reasonable to take the position that the Securities should be treated as a “forward contract” for this purpose. This election must be made on the date you acquire the Securities, and you should consult your tax advisor about how this election might be made with respect to your Securities. Such gain or loss would generally be long term capital gain or loss if you have held your Securities for more than one year.

You may make the election described above by clearly identifying your Securities as subject to such election in your books and records on the date you acquire your Securities. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your Securities, (iii) describe any security for which this election was in effect on the date such security was exercised, sold or exchanged during the taxable year, (iv) state that your Securities were never part of a “straddle” as defined in Section 1092 of the Code and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfied the election and verification requirements if you acquire, hold and dispose of your Securities in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date the account was established may be recorded in the account, (ii) transactions involving the Securities are entered into the account on the date the transactions are entered into and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B).” Your election may not be effective if you do not comply with the election and verification requirements.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities in the manner described above. This opinion assumes that the description of the terms of the Securities in this free writing prospectus is materially correct.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “reportable transaction”). Under these regulations, a United States holder that recognizes a loss with respect to the Securities that is attributable to changes in the spot exchange rate of a foreign currency will be required to report the loss on Internal Revenue Service Form 8886 if such loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult your tax advisor regarding any tax filing and reporting obligations—including any protective filings—that ought to be made in connection with any loss realized in connection with acquiring, owning and disposing of Securities.

Alternative Treatments. As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Securities, possibly with retroactive effect.

It is also possible that the Internal Revenue Service could seek to characterize your Securities under current law in a manner that results in tax consequences that are different from those described above. In December 2007, the Internal Revenue Service issued Revenue Ruling 2008-1, which concluded that an instrument with a term of three years that was economically equivalent to a euro-denominated deposit—i.e., an instrument issued for 75 euros, promising market-rate interest in euros, and a return of 75 euros at maturity—should be treated as euro-denominated indebtedness notwithstanding that it is denominated in U.S. dollars (e.g., is issued and repaid for an amount in U.S. dollars that is equal to the current value of 75 euros). We do not believe the Securities are economically equivalent to deposits in the currencies that make up the Basket, however, because (a) the Securities do not provide for accruals of interest, (b) the performance of the Securities is linked to a basket of currencies, rather than a single currency, (c) the return on the Securities increases by $1.12 for each $1 increase in the value of the Basket (i.e., the Securities are “leveraged”), and (d) the return on the Securities does not decrease as the value of the Basket decreases until the decrease exceeds 10 percent (i.e., the Securities are “buffered”). We therefore think the better view is that Revenue Ruling 2008-1 does not apply to the Securities. The intended ambit of this ruling is not clear, however, and the Internal Revenue Service could take the view that Revenue Ruling 2008-1 or the principles of Revenue Ruling 2008-1 should apply to your Securities. Under such a view, it is possible that your Securities could be treated as a debt instrument denominated in the currencies that make up the Basket or a series of debt instruments, each of which is denominated in a constituent currency of the Basket. If your Securities are so treated, it is possible that (i) you could be required to accrue interest with respect to the Securities on a current basis even though you will not receive any payments from us until maturity and (ii) some or all of the gain or loss that you might recognize with respect to the Securities could be ordinary gain or loss.

Additionally, it is possible that the Internal Revenue Service could assert that your Securities should be treated as a non-forward executory contract over the Basket. The Internal Revenue Service could also take the position that the election described above, which generally permits a taxpayer to treat the gain or loss from a “forward contract” with respect to foreign currency as capital gain or loss, is not available to a holder of a non-forward executory contract. Accordingly, it is possible that any gain or loss you might recognize with respect to the Securities that is attributable to changes in the value of the Basket could be U.S. source ordinary income or loss even if you make the election described above.

For a further discussion of the tax treatment of your Securities as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities. For additional, important considerations related to tax risks associated with investing in the Securities, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this free writing prospectus.

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Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the basket currencies. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement.

♦

At maturity you risk losing some of your principal—If the Basket Return is less than -10%, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the Basket Return is less than -10%. Accordingly, if the Basket Return has declined by more than 10% over the term of the Securities, you will lose some of your principal. You may lose up to 90% of your initial investment in the Securities.

♦

Partial Protection only if you hold the Securities to maturity—You will be entitled to receive at least 10% of the principal amount of your Securities only if you hold the Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you sell your Securities in the secondary market prior to maturity, you will not receive partial principal protection on the portion of your Securities sold. You should be willing to hold your Securities to maturity.

♦

No Interest Payments—As a holder of the Securities, you will not receive interest payments. The return on the Securities at maturity is entirely dependent on the aggregate performance of the Basket, and if the Basket Return is less than -10%, you will be exposed to a loss of up to 90% of the principal amount invested in the Securities.

♦

Changes in the levels of the Basket Currencies may offset each other—The Securities are linked to a weighted Basket composed of Basket Currencies. At a time when the level of one or more currencies in the Basket increases, the level of one or more currencies in the Basket may not increase as much or may even decline. Therefore, in calculating the Basket Ending Level, increases in the level of one or more of the currencies in the Basket may be moderated, or offset, by lesser increases or declines in the level of one or more currencies in the Basket.

♦

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Securities Prior to Maturity—While the payment at maturity for each issue of the offered Securities described in this free writing prospectus is based on the full principal amount of such Securities, the original issue price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. As a result, the price, if any, at which Barclays Bank PLC or its affiliates will be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original issue price, and any such sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Securities to maturity.

♦

Dealer Incentives—We, our affiliates and agents act in various capacities with respect to the Securities. We and other of our affiliates may act as a principal, agent or dealer in connection with the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation of $0.225 per security to the principals, agents and dealers in connection with the distribution of the Securities.

♦

Lack of Liquidity—The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities.

♦

Credit of Issuer—The Securities are senior unsecured debt obligations of the Issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any principal protection provided at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the principal protection or any other amounts owed to you under the terms of the Securities.

♦

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦

Taxes—The federal income tax treatment of the Securities is uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities even though you will not receive any payments with respect to the Securities until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the Securities could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities.

♦

Potentially inconsistent research, opinions or recommendations by Barclays, UBS Financial Services Inc. or their respective affiliates—Barclays, UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays, UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Basket Currencies.

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♦	Owning the Securities is not the same as owning the Basket Currencies—The return on your Securities may not reflect the return you would realize if you actually purchased the Basket Currencies.

♦

The market value of the Securities may be influenced by many unpredictable factors—The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that generally, the EURUSD Spot Rate, the GBPUSD Spot Rate, the AUDUSD Spot Rate, the USDCAD Spot Rate and the USDCHF Spot Rate on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

♦	supply and demand for the Notes, including inventory positions held by Barclays Capital Inc. or any other market;

♦	euro, British pound, Australian dollar, Canadian dollar and Swiss franc interest rates;

♦	the time remaining to the Final Valuation Date;

♦	volatility of the EURUSD Spot Rate, the GBPUSD Spot Rate, the AUDUSD Spot Rate, the USDCAD Spot Rate and the USDCHF Spot Rate; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦

Trading and other transactions by Barclays Bank PLC or its affiliates in the foreign exchange and currency derivative markets may impair the value of the Securities—We or one or more of our affiliates may hedge our foreign currency exposure from the Securities by entering into foreign exchange and currency derivative transactions, such as options and futures. Our trading and hedging activities may affect the EURUSD Spot Rate, the GBPUSD Spot Rate, the AUDUSD Spot Rate, the USDCAD Spot Rate or the USDCHF Spot Rate and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. We or our affiliates may also engage in trading instruments linked to the EURUSD Spot Rate, the GBPUSD Spot Rate, the AUDUSD Spot Rate, the USDCAD Spot Rate or the USDCHF Spot Rate on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Barclays Bank PLC or its affiliates may also issue or underwrite other securities or financial derivative instruments with returns linked or related to changes in the EURUSD Spot Rate, GBPUSD Spot Rate, AUDUSD Spot Rate, USDCAD Spot Rate or the USDCHF Spot Rate. By introducing competing products into the marketplace in this manner, Barclays Bank PLC and its affiliates could adversely affect the market value of the Notes.

♦

The EURUSD Spot Rate, the GBPUSD Spot Rate, the AUDUSD Spot Rate, the USDCAD Spot Rate and the USDCHF Spot Rate will be influenced by unpredictable factors which interrelate in complex ways—The EURUSD Spot Rate, the GBPUSD Spot Rate, the AUDUSD Spot Rate, the USDCAD Spot Rate and the USDCHF Spot Rate are a result of the supply of, and demand for, each currency. Changes in the foreign exchange rate may result from the interactions of many factors, including economic, financial, social and political conditions in the Eurozone, the United Kingdom, Australia, Canada, Switzerland and the United States. These conditions include, for example, the overall growth and performance of the economies of the Eurozone, the United Kingdom, Australia, Canada, Switzerland and the United States, the relative strength of, and confidence in, the U.S. dollar, the trade and current account balance between the United States, the Eurozone, the United Kingdom, Australia, Canada and Switzerland, market interventions by the Federal Reserve Bank or the respective central banks of the Eurozone, the United Kingdom, Australia, Canada and Switzerland, inflation and expected rates of future inflation, interest rate levels, the performance of the stock markets in the U.S., the Eurozone, the United Kingdom, Australia, Canada and Switzerland, the stability of the government of the United States and the governments of the Eurozone, the United Kingdom, Australia, Canada and Switzerland and their respective banking systems, the structure and confidence in the global monetary system, wars in which the United States, the countries of the Eurozone, the United Kingdom, Australia, Canada and Switzerland are directly or indirectly involved or that occur anywhere in the world, major natural disasters in the United States, the Eurozone, the Untied Kingdom, Australia, Canada and Switzerland, and other foreseeable and unforeseeable global or regional economic, financial, political, judicial or other events.

♦

The liquidity, trading value and amounts payable under the Securities could be affected by the actions of the governments of the countries of the Eurozone, the United Kingdom, Australia, Canada, Switzerland and the United States—Exchange rates of most economically developed nations, including those of the countries of the Eurozone, the United Kingdom, Australia, Canada, Switzerland the United States, are “floating,” meaning they are permitted to fluctuate in value relative to the U.S. dollar. However, governments of other nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments, including those of the Untied States, the countries of the Eurozone, the United Kingdom, Australia, Canada and Switzerland, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing a Security linked to these currencies is that their liquidity, trading value and amounts payable could be affected by the actions of such sovereign governments, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. These will be no adjustment or change in the terms of a Security in the event that exchange rates should become fixed, or in the event of the issuance of a replacement currency or in the event of other developments affecting such currencies and the U.S. dollar or any other currency.

♦

Legal and regulatory risks—Legal and regulatory changes could adversely affect currency rates. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. It is not possible to predict the effect of any future legal or regulatory action relating to currency rates, but any such action could cause unexpected volatility and instability in currency markets with a substantial and adverse effect on the performance of the Basket and, consequently, on the value of the Securities.

♦

Currency markets may be volatile—Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. The liquidity, trading value and amount payable under the Securities could by affected by action of

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the governments of the countries of the Eurozone, the United Kingdom, Australia, Canada, Australia and the United States. These factors may affect the values of the component currencies reflected in the Basket and the value of your Securities in varying ways, and different factors may cause the values of the underlying currencies, as well as the volatility prices, to move in inconsistent directions at inconsistent rates.

♦

The Securities are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

♦

Historical performance of the EURUSD Spot Rate, the GBPUSD Spot Rate, the AUDUSD Spot Rate, the USDCAD Spot Rate and the USDCHF Spot Rate should not be taken as an indication of future performance of the Basket Currencies during the term of the Securities—It is impossible to predict whether any of the EURUSD Spot Rate, the GBPUSD Spot Rate, the AUDUSD Spot Rate, the USDCAD Spot Rate or the USDCHF Spot Rate will rise or fall. The EURUSD Spot Rate, the GBPUSD Spot Rate, the AUDUSD Spot Rate, the USDCAD Spot Rate or the USDCHF Spot Rate will be influenced by complex and interrelated political, economic, financial and other factors.

♦

You must rely on your own evaluation of the merits of an investment linked to the Basket Currencies—In the ordinary course of business, Barclays, UBS Financial Services Inc. or one or more of their respective affiliates from time to time expresses views on expected movements in foreign currency exchange rates. These views are sometimes communicated to clients who participate in currency exchange markets. However, these views, depending upon world-wide economic, political and other developments, may vary over differing time-horizons and are subject to change. Moreover, other professionals who deal in foreign currencies may at any time have significantly different views from views of Barclays, UBS Financial Services Inc. or those of their respective affiliates. In connection with your purchase of the Securities, you should investigate the currency exchange markets and not rely on views which may be expressed by Barclays, UBS Financial Services Inc. or those of their respective affiliates in the ordinary course of business with respect to future currency exchange rate.

♦

The payment formula for the Securities will not take into account all developments in the Basket Currencies—Changes in the Basket Currencies during the term of the Securities before the Final Valuation Date may not be reflected in the calculation of payment at maturity. Generally, the calculation agent will calculate the payment at maturity by comparing only the Basket Starting Level on the Trade Date and the Basket Ending Level on the Final Valuation Date. No other levels will be taken into account. As a result, the Basket Return may be less than zero even if the Basket Currencies have moved favorably at certain times during the term of the Securities before moving to an unfavorable level relative to the Basket Starting Level on the Final Valuation Date.

♦

The calculation agent can postpone the determination of the Basket Ending Level and the Maturity Date, if a market disruption event occurs on the Final Valuation Date—If the calculation agent determines that a market disruption event has occurred or is continuing with respect to a Basket Currency on the Final Valuation Date, the Final Valuation Date for that Basket Currency will be postponed until the first business day on which no market disruption event occurs or is continuing. In no event, however, will the Final Valuation Date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the Reference Exchange Rate for such Basket Currency that would have prevailed on that fifth business day in the absence of the market disruption event.

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Hypothetical Historical Basket Ending Level

The following chart shows the hypothetical historical Basket Ending Level at the end of each month in the period from January 1, 1999 to May 29, 2009, using a Basket Ending Level indexed to 100 on January 1, 1999 based upon Initial Spot Rates determined on that day. As of January 1, 1999, at approximately 4:00 p.m., the EURUSD Spot Rate was 1.18, the GBPUSD Spot Rate was 1.6632, the AUDUSD Spot Rate was 0.6125, the USDCAD Spot Rate was 1.5352, and the USDCHF Spot Rate was 1.3718. The Basket Ending Level for any prior day was obtained by using the formula for the calculation of the Basket Ending Level described above. For purposes of the Securities and the determination of the Payment at Maturity, the Basket Starting Level will be indexed to 100 on the Trade Date. The hypothetical historical performance of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the Basket Level on any given day.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Historical Performance of the Basket Currencies

The following charts set forth below the historical performance of the EURUSD Spot Rate, the GBPUSD Spot Rate, the AUDUSD Spot Rate, the USDCAD Spot Rate and the USDCHF Spot Rate from January 1, 1999 to May 29, 2009. On May 29, 2009, the EURUSD Spot Rate was 1.4119, the GBPUSD Spot Rate was 1.6154, the AUDUSD Spot Rate was 0.7997, the USDCAD Spot Rate was 1.0924, and the USDCHF Spot Rate was 1.0689. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg L.P. The historical performance of EURUSD, GBPUSD, AUDUSD, USDCAD and USDCHF should not be taken as an indication of future performance of EURUSD, GBPUSD, AUDUSD, USDCAD and USDCHF.

EURUSD Historical Performance

January 1, 1999 - May 29, 2009

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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GBPUSD Historical Performance

January 1, 1999 - May 29, 2009

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

AUDUSD Historical Performance

January 1, 1999 - May 29, 2009

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

USDCAD Historical Performance

January 1, 1999 - May 29, 2009

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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USDCHF Historical Performance

January 1, 1999 - May 29, 2009

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We will agree to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents”, and the Agents have agreed to purchase, all of the Securities at the price indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) and will contain the final pricing terms of the Securities. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We or our affiliate will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that will be indicated on the cover of the pricing supplement that will be available in connection with the sale of the Securities.

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